VITESSE ENERGY ANNOUNCES FIRST QUARTER 2023 RESULTS

CENTENNIAL, Colo. – May 8, 2023 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today announced the Company’s first quarter 2023 financial and operating results.

HIGHLIGHTS

•Completed spin-off from Jefferies Financial Group Inc. (the “Spin-Off”) and closed the acquisition of Vitesse Oil, LLC on January 13, 2023

•First quarter net loss of $47.8 million reflecting $77.4 million of charges associated with the Spin-Off, including (i) a one-time non-cash income tax expense of $44.1 million related to a change in corporate tax status, (ii) an acceleration of $26.8 million of non-cash equity-based compensation expense, and (iii) non-recurring transaction costs of $6.5 million

•First quarter Adjusted Net Income(1) of $15.6 million

•Adjusted EBITDA(1) of $40.1 million, up 6% sequentially from the prior quarter and from the first quarter of 2022

•As previously announced, declared our second quarterly cash dividend of $0.50 per common share to be paid on June 30, 2023

•Total debt of $45.0 million as of March 31, 2023, a decrease from $53.0 million at the time of the Spin-Off on January 13, 2023

•Production of 11,524 barrels of oil equivalent (“Boe”) per day (67% oil), up 6% sequentially from the prior quarter and 20% from the first quarter of 2022

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release
MANAGEMENT COMMENTS

Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer commented, “In our first quarter as a fully integrated, publicly traded company, we returned capital to our stockholders. During the quarter, we paid our fixed dividend and modestly increased production through organic capex and planned near term development opportunities, while reducing debt. Our financial and operating results reflect the significant cash flow our business generates as we apply our returns-based capital allocation strategy.”

STOCKHOLDER RETURNS

On February 13, 2023, Vitesse’s Board of Directors declared a regular quarterly cash dividend for Vitesse’s common stock of $0.50 per share for stockholders of record as of March 15, 2023, which was paid on March 31, 2023. Additionally, Vitesse’s Board of Directors approved a stock repurchase program authorizing the repurchase of up to $60 million of the Company’s common stock. As the Company continues to focus on its goal of maximizing total stockholder return, we believe that a share repurchase program is complementary to the dividend and is a tax efficient means to further improve stockholder return.

In the first quarter of 2023, Vitesse repurchased $0.2 million of common stock at an average share price of $16.98.

In May 2023, Vitesse’s Board of Directors declared its second quarterly cash dividend for Vitesse’s common stock of $0.50 per share for stockholders of record as of June 15, 2023, which will be paid on June 30, 2023. Subject to Board approval, contractual restrictions and applicable law, Vitesse currently intends to pay quarterly dividends of $0.50 per share for the foreseeable future.

FINANCIAL AND OPERATING RESULTS

First quarter net loss of $47.8 million reflecting $77.4 million of charges associated with the Spin-Off, including (i) a one-time non-cash income tax expense of $44.1 million related to a change in corporate tax status, (ii) an acceleration of $26.8 million of non-cash equity-based compensation expense, and (iii) non-recurring transaction costs of $6.5 million.

First quarter Adjusted Net Income was $15.6 million. Adjusted EBITDA was $40.1 million, an increase of 6% over the first quarter of 2022. See “Non-GAAP Financial Measures” below.

Oil and gas production for the first quarter of 2023 averaged 11,524 Boe per day, an increase of 20% from the first quarter of 2022. Oil represented 67% of production and 87% of total revenue in the first quarter of 2023. Total revenue, including the effects of our realized hedges, for the first quarter of 2023 was $58.7 million compared to $52.1 million for the first quarter of 2022, despite a 20% drop in WTI oil price and a 42% drop in Henry Hub natural gas price.

Vitesse’s realized oil and natural gas prices before hedging were $72.95 per Bbl and $3.61 per Mcf, respectively, during the first quarter of 2023. Vitesse hedges a portion of its oil production to reduce the impact of price volatility on its financial results. In the first quarter, the Company’s realized oil price with hedging was $74.02 per Bbl.

Lease operating expenses in the first quarter of 2023 were $9.1 million, or $8.75 per Boe, an increase of 17% on a per unit basis compared to the first quarter of 2022. The higher lease operating expense was primarily related to increased workover activity and inflationary pressure on service costs.

General and administrative (“G&A”) expenses for the first quarter of 2023 totaled $10.9 million, which included $6.5 million of costs related to the Spin-Off. Excluding these costs, G&A would have been $4.16 per Boe, an increase of 26% on a per unit basis compared to the first quarter of 2022. The increase in G&A expense per Boe, excluding the Spin-Off costs, was primarily due to higher costs associated with being a public company.

LIQUIDITY AND CAPITAL EXPENDITURES

As of March 31, 2023, Vitesse had $3.4 million in cash and $45.0 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $128.4 million as of March 31, 2023, consisting of cash and committed borrowing availability under its revolving credit facility. On May 2, 2023 Vitesse amended its revolving credit facility in conjunction with the regular semi-annual borrowing base redetermination that reduced the borrowing base from $265 million to $245 million, primarily related to lower commodity prices, and reaffirmed elected commitments at $170 million, among other items.

During the quarter, Vitesse spent $21.6 million on development capital expenditures and $1.1 million on acquisitions of oil and gas properties.

OPERATIONS UPDATE

As of March 31, 2023, there were 43 drilling rigs operating in the Williston Basin of which 18 were drilling on acreage in which Vitesse owns an interest. The Company owned an interest in 276 gross (7.2 net) wells that were either drilling or in the completion phase, and another 408 gross (10.1 net) locations that had been permitted for development at the end of the quarter.

2023 ANNUAL GUIDANCE

Vitesse reaffirms its previously issued 2023 annual guidance, which is set forth below.

2023 Guidance
Annual Production (Boe per day)	10,800 - 11,800
Oil as a Percentage of Annual Production	66% - 70%
Total Capital Expenditures ($ in millions)	$60 -$80

FIRST QUARTER 2023 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	QUARTER ENDED MARCH 31,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2023	2022	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$50,486	$52,481	$(1,995)	(4%)
Natural gas	7,475	12,498	(5,023)	(40%)
Total revenue	$57,961	$64,979	$(7,018)	(11%)
Operating Expenses
Lease operating expense	$9,080	$6,498	$2,582	40%
Production taxes	5,255	5,110	145	3%
General and administrative	10,862	2,874	7,988	278%
Depletion, depreciation, amortization, and accretion	18,472	14,183	4,289	30%
Equity-based compensation	27,972	5,948	22,024	370%
Interest Expense	$1,181	$709	$472	67%
Commodity Derivative Gain (Loss)	$7,419	$(36,818)	$44,237	(120%)
Income Tax Expense	$40,371	$—	$40,371	100%
Production Data:
Oil (MBbls)	692	587	105	18%
Natural gas (MMcf)	2,071	1,683	388	23%
Combined volumes (MBoe)	1,037	867	170	20%
Daily combined volumes (Boe/d)	11,524	9,635	1,889	20%
Average Realized Prices before Hedging:
Oil (per Bbl)	$72.95	$89.45	$(16.50)	(18%)
Natural gas (per Mcf)	3.61	7.43	(3.82)	(51%)
Combined (per Boe)	55.88	74.93	(19.05)	(25%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$74.02	$68.51	$5.51	8%
Natural gas (per Mcf)	3.61	7.08	(3.47)	(49%)
Combined (per Boe)	56.60	60.09	(3.49)	(6%)
Average Costs (per Boe):
Lease operating	$8.75	$7.49	$1.26	17%
Production taxes	5.07	5.89	(0.82)	(14%)
General and administrative	10.47	3.31	7.16	216%
Depletion, depreciation, amortization, and accretion	17.81	16.36	1.45	9%

COMMODITY HEDGING

Vitesse hedges a portion of its expected annual oil production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position. Vitesse does not currently have hedges in place on its expected natural gas production volumes. The following table summarizes Vitesse’s open oil commodity derivative swap contracts scheduled to settle after March 31, 2023.

SETTLEMENT PERIOD	OIL (barrels)	WEIGHTED AVERAGE PRICE $
Swaps-Crude Oil
2023:
Q2	345,000	$78.28
Q3	345,000	$78.28
Q4	305,000	$77.66
2024:
Q1	180,000	$75.97
Q2	180,000	$75.97
Q3	180,000	$75.97
Q4	120,000	$75.97

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	QUARTER ENDED MARCH 31,
(in thousands)	2023	2022
Realized gain (loss) on commodity derivatives	$742	$(12,867)
Unrealized gain (loss) on commodity derivatives	6,677	(23,951)
Total commodity derivative gain (loss)	$7,419	$(36,818)

Q1 2023 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, May 9, 2023 at 9:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Hh2OlEjx

Dial-In Number: 877-407-0778 (US/Canada) and 201-689-8565 (International)

Conference ID: 13738310 - Vitesse Energy First Quarter 2023 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) 201-612-7415 (International)

Replay Access Code: 13738310 - Replay will be available through May 16, 2023

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests as a non-operator in oil and gas wells drilled by leading US operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, development pace and drilling inventory, business strategy, dividend plans and practices, guidance, Vitesse’s share repurchase program, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the COVID-19 pandemic and its related economic repercussions and effect on the oil and natural gas industry; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business, including central bank policy actions, bank failures and associated liquidity risks; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including the armed conflict in Ukraine) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION
Vitesse Energy, LLC is the “predecessor” of Vitesse for financial reporting purposes. As a result, unless otherwise indicated, the 2022 financial and operating data presented in this release are those of Vitesse Energy, LLC.
VITESSE ENERGY, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
(In thousands, except share and unit data)	2023	2022
Revenue
Oil	$50,486	$52,481
Natural gas	7,475	12,498
Total revenue	57,961	64,979
Operating Expenses
Lease operating expense	9,080	6,498
Production taxes	5,255	5,110
General and administrative	10,862	2,874
Depletion, depreciation, amortization, and accretion	18,472	14,183
Equity-based compensation	27,972	5,948
Total operating expenses	71,641	34,613
Operating Income (Loss)	(13,680)	30,366
Other (Expense) Income
Commodity derivative gain (loss), net	7,419	(36,818)
Interest expense	(1,181)	(709)
Other (expense) income	(2)	4
Total other (expense) income	6,236	(37,523)

Income (Loss) Before Income Taxes	$(7,444)	$(7,157)

(Provision for) Benefit from Income Taxes	(40,371)	—

Net Loss	(47,815)	(7,157)
Net income (loss) attributable to Predecessor common unit holders	1,832	(7,157)
Net Loss Attributable to Vitesse Energy, Inc.	$(49,647)	$—

Weighted average common shares / Predecessor common unit outstanding–basic and diluted	29,663,644	438,625,000

Net loss per common share / Predecessor common unit–basic and diluted	$(1.67)	$(0.02)
Net loss per Predecessor non-founder MIUs classified as temporary equity–basic and diluted		$—

VITESSE ENERGY, INC.
Condensed Consolidated Balance Sheets (Unaudited)

	MARCH 31,	DECEMBER 31,
(in thousands, except shares and units)	2023	2022
Assets
Current Assets
Cash	$3,375	$10,007
Revenue receivable	30,396	41,393
Commodity derivatives	5,041	2,112
Prepaid expenses and other current assets	4,056	841
Total current assets	42,868	54,353
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,043,419	985,751
Less accumulated DD&A and impairment	(401,281)	(382,974)
Total oil and gas properties	642,138	602,777
Other Property and Equipment—Net	97	114
Other Assets
Commodity derivatives	2,558	1,155
Other noncurrent assets	2,272	2,085
Total other assets	4,830	3,240
Total assets	$689,933	$660,484
Liabilities, Redeemable Units and Equity
Current Liabilities
Accounts payable	$9,627	$7,207
Accrued liabilities	17,368	25,849
Commodity derivatives	1,094	3,439
Other current liabilities	116	184
Total current liabilities	28,205	36,679
Long-term Liabilities
Revolving credit facility	45,000	48,000
Deferred tax liability	44,854	—
Asset retirement obligations	7,354	6,823
Other noncurrent liabilities	1,406	—
Total liabilities	$126,819	$91,502
Commitments and Contingencies
Predecessor Redeemable Management Incentive Units	—	4,559
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at March 31, 2023	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 32,796,234 shares issued at March 31, 2023	328	—
Additional paid-in capital	612,433	—
Accumulated deficit	(49,647)	—
Predecessor members' equity-common units-450,000,000 units outstanding	—	564,423
Total equity	563,114	564,423
Total liabilities, redeemable units and equity	$689,933	$660,484

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income (Loss) as net income (loss) before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash unit-based compensation, and (iii) certain items we consider non-routine in nature, including non-cash oil and natural gas property impairments and material general and administrative costs related to the Spin-Off; reduced by the estimated impact of income tax expense.

Adjusted EBITDA is defined as net income (loss) before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash unit-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain items we consider non-routine in nature, including non-cash oil and natural gas property impairments and material general and administrative costs related to the Spin-Off.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

RECONCILIATION OF ADJUSTED NET INCOME

FOR THE THREE MONTHS ENDED MARCH 31,
2023
(in thousands)
Loss Before Income Taxes	$(7,444)
Add:
Impact of Selected Items:
Unrealized loss (gain) on derivative instruments	(6,677)
Equity-based compensation	27,972
Adjusted for non-routine items(1)	6,548
Adjusted Income Before Adjusted Income Tax Expense	20,399

Adjusted Income Tax Expense(2)	(4,773)

Adjusted Net Income (non-GAAP)	$15,626
(1) Our Adjusted Net Income calculations exclude certain items we consider non-routine and non-recurring. During the quarter ended March 31, 2023, adjustments for non-routine items consisted of $6.5 million of costs related to the Spin-Off.
(2) The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense,” using the relevant statutory tax rate of 23.4%.

RECONCILIATION OF ADJUSTED EBITDA

	FOR THE THREE MONTHS ENDED MARCH 31,
(in thousands)	2023	2022
Net loss	$(47,815)	$(7,157)
Add:
Interest expense	1,181	709
Income taxes	40,371	—
Depletion, depreciation, amortization, and accretion	18,472	14,183
Equity-based compensation	27,972	5,948
Unrealized loss (gain) on derivatives	(6,677)	23,951
Adjusted for non-routine items(1)	6,548	48
Adjusted EBITDA	$40,052	$37,682

(1) Our Adjusted EBITDA calculations exclude certain items we consider non-routine and non-recurring. During the quarter ended March 31, 2023, adjustments for non-routine items consisted of $6.5 million of costs related to the Spin-Off.

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations
(720) 532-8232
benmessier@vitesse-vts.com